UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024 (November 22, 2024)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Dr., Suite 105, Parsippany, NJ 07054

(Address of Principal Executive Office) (Zip Code)

(973) 233-5151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, the Company’s Board approved the appointment of H. Wyatt Flippen as its Chief Executive Officer and as a member of the Board of Directors.

About H. Wyatt Flippen

H. Wyatt Flippen is a seasoned brand strategist and executive leader with over two decades of experience in launching, shaping, and scaling businesses across diverse industries. Since 2002, he has served as a managing principal, President, and CEO of multiple start-up companies, building a reputation for his strategic vision and entrepreneurial acumen.

In 2012, Mr. Flippen began consulting and coaching small business leaders alongside a group of accomplished professionals. He has since served as the Co-Founder, President, and CEO of 4PM Holdings, LLC, a consulting and investment firm that holds minority interests in innovative marketing brands, including LTC Growth Partners, Leads to Cases, LLC, and Net CMO, LLC. Under his leadership, 4PM Holdings reached over $2 million in annualized sales, driven by innovative marketing strategies and business development initiatives.

Throughout his career, Mr. Flippen has successfully created and implemented long-term growth strategies, raised capital, and optimized operational efficiencies. His efforts have generated over $50 million in sales for the businesses he has represented, leveraging methodologies such as “Lean Start-Up” to launch and manage profitable ventures. Mr. Flippen’s entrepreneurial portfolio includes founding Mortgage Today, LLC, where he oversaw daily operations and achieved significant revenue growth. He also co-founded 3 Pillars Homes, LLC, where he led brand creation, corporate marketing, and pre-construction planning for custom residential projects. Early in his career, Mr. Flippen held sales leadership roles at Hamilton Federal Savings Bank and First Tennessee Bank from 1993 to 2002, honing his expertise in financial services and client engagement.

A graduate of Longwood University, Mr. Flippen earned a Bachelor of Science in Business Administration with a focus on Marketing and Economics in 1993 while excelling as a student-athlete. He further advanced his education at the Virginia School of Banking at the University of Virginia, completing coursework in 1995-1996.

Renowned for his expertise in strategic planning, financial analysis, and branding, Mr. Flippen combines business insights with a commitment to community service. He actively mentors and coachs youths in his local area, fostering the next generation of leaders.

There is no family relationship between Mr. Flippen and any director or executive officer of the Company.

In connection with Mr. Flippen’s appointment as the Chief Executive Officer of the Company, on November 22, 2024, the Company and Mr. Flippen entered into an Employment Agreement (the “Flippen Employment Agreement”). The Flippen Employment Agreement provides for an initial term of one year, unless earlier terminated in accordance therein, and automatic renewals for successive one (1) year terms unless either party provides timely written notice otherwise.

Pursuant to the terms of the Flippen Employment Agreement, Mr. Flippen will be entitled to a base salary payable at the annualized rate of $102,000 per year (the “Flippen Base Salary”). Mr. Flippen is to receive 125,000 shares of the Company’s Series N Preferred Stock upon entry into the Flippen Employment Agreement. Mr. Flippen may also be eligible for additional compensation in the sole and complete discretion of the Board or the Compensation Committee of the Board.

Mr. Flippen will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. Flippen for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Flippen Employment Agreement provides Mr. Flippen with three (3) weeks of paid vacation and five (5) days of paid personal time. The Flippen Employment Agreement also provides Mr. Flippen with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. Flippen. Pursuant to the terms and provisions of the Flippen Employment Agreement, Mr. Flippen and the Company have entered into a standard indemnification agreement (the “Indemnification Agreement”).

Fredrick K. Cutcher will remain as President of 10 Fold Services, LLC and as a member of the Board of Directors.

The foregoing descriptions of the Flippen Employment Agreement and the Indemnification Agreement contained in this Item 5.02 do not purport to be complete descriptions of the terms and provisions therein and are qualified in their entirety by reference to the full text of the Flippen Employment Agreement and the Indemnification Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference herein.

Item 7.01	Regulation FD Disclosure

On November 25, 2024, the Company issued a press release announcing the appointment of Mr. Flippen as Chief Executive Officer and as a member of the Company’s Board of Directors. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment agreement, dated as of November 22, 2024, by and between the Company and H. Wyatt Flippen
10.2	Indemnification Agreement, dated as of November 22, 2024, by and between the Company and H. Wyatt Flippen
99.1	Press release dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: November 25, 2024	By:	/s/ H. Wyatt Flippen
	Name:	H. Wyatt Flippen
	Title:	Chief Executive Officer